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                                                                    EXHIBIT 99.1

                                                           For immediate release


SANGUI BIOTECH INTERNATIONAL INC.: COMPANY ANNOUNCES DEPARTURE OF OFFICERS


Santa Ana, California - 08 May, 2002 - Sangui BioTech International, Inc., (NASDAQ OTC BB: SGBI; WKN 906 757) reported that Dr. Sieglinde Borchert has departed her position as Chief Operating Officer of Sangui BioTech International, Inc. and Detlev von Linsingen has departed his positions as Chief Financial Officer and Treasurer. Dr. Borchert and Mr. von Linsingen have also departed their positions with the subsidiaries of the Company.

The Company also reported that Dr. Potzschke and Mr. Zirk will no longer serve as members of the board of management of the Company's German subsidiaries (Sangui BioTech AG and GlukoMediTech AG, both located in Witten, Germany) and that Professor Gronemeyer is no longer a member of the supervisory board of the two German companies.


Contact:

Sangui BioTech International, Inc., SanguiBioTech AG -
Prof. Dr. Dr. W. Barnikol, CEO
049-(0)2302-915204 (Fon) 049-(0)2302-915191 (Fax), info@sangui.de or
barnikol@sangui.de
or 001-714-429-4807 (Fon) 001-714-429-7808 (Fax)
http://www.sangui.de



This news release includes statements, other than historical fact, that may be deemed forward-looking. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict" that conveys the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, the ability to obtain additional financing, which is not assured; rapid technological developments and changes; problems in developments of the Company's products; price and product competition by competitors; general economic conditions; and factors discussed in the Company's SEC filings. Shareholders are cautioned that the forward-looking statements are not guarantees of future performance and that developments different fro those projected in the forward-looking statements can be expected. Sangui does not intend (and is not legally obligated) to update publicly any forward-looking statements.